UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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JPMorgan Trust II

J.P. Morgan Mutual Fund Investment Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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277 Park Avenue

New York, NY 10172

IMPORTANT MESSAGE FROM THE PRESIDENT, JPMorgan Funds

November 26, 2024

Dear Valued Shareholder:

I still need your help. You are among one of the largest investors in the JPMorgan Growth Advantage Fund who has not yet responded to our outreach. We have been trying to contact you about an important matter related to the business of the Fund and we very much need your assistance.

We cannot proceed with this important change for the Fund without the required shareholder response, this is the reason for following up with you.

Shareholders are being asked to vote on a proposal to change the Fund from a “diversified company” to a “non-diversified company” by eliminating the restrictive fundamental investment policy (the “Proposal”). The Fund’s Board of Trustees of the Trust has reviewed and approved the Proposal and determined that the Proposal is in the best interests of the Fund’s shareholders.

Please help your fellow fund shareholders by calling us today at 1-888-628-1041. We need to hear from you before December 18th. This call will not take long. Thank you in advance for your assistance with this matter.

Sincerely,

Brian S. Shlissel

President

J.P. Morgan Mutual Fund Investment Trust

This communication relates to an investment you own in JPMorgan Growth Advantage Fund. More information on the Fund can be found at J.P. Morgan Asset Management’s Investment Strategy’s website: https://am.jpmorgan.com/us/en/asset-management/adv/funds/

GR-JPM-NOBO

277 Park Avenue

New York, NY 10172

IMPORTANT MESSAGE FROM THE PRESIDENT, JPMorgan Funds

November 26, 2024

Dear Valued Shareholder:

I still need your help. You are among one of the largest investors in the JPMorgan Growth Advantage Fund who has not yet responded to our outreach. We have been trying to contact you about an important matter related to the business of the Fund and we very much need your assistance.

We cannot proceed with this important change for the Fund without the required shareholder response, this is the reason for following up with you.

Shareholders are being asked to vote on a proposal to change the Fund from a “diversified company” to a “non-diversified company” by eliminating the restrictive fundamental investment policy (the “Proposal”). The Fund’s Board of Trustees of the Trust has reviewed and approved the Proposal and determined that the Proposal is in the best interests of the Fund’s shareholders.

Please help your fellow fund shareholders by calling us today at 1-866-342-2676. We need to hear from you before December 18th. This call will not take long. Thank you in advance for your assistance with this matter.

Sincerely,

Brian S. Shlissel

President

J.P. Morgan Mutual Fund Investment Trust

This communication relates to an investment you own in JPMorgan Growth Advantage Fund. More information on the Fund can be found at J.P. Morgan Asset Management’s Investment Strategy’s website: https://am.jpmorgan.com/us/en/asset-management/adv/funds/

GR-JPM-OBO

277 Park Avenue

New York, NY 10172

IMPORTANT MESSAGE FROM THE PRESIDENT, JPMorgan Funds

November 26, 2024

Dear Valued Shareholder:

I still need your help. You are among one of the largest investors in the JPMorgan Large Cap Growth Fund who has not yet responded to our outreach. We have been trying to contact you about an important matter related to the business of the Fund and we very much need your assistance.

We cannot proceed with this important change for the Fund without the required shareholder response, this is the reason for following up with you.

Shareholders are being asked to vote on a proposal to change the Fund from a “diversified company” to a “non-diversified company” by eliminating the restrictive fundamental investment policy (the “Proposal”). The Fund’s Board of Trustees of the Trust has reviewed and approved the Proposal and determined that the Proposal is in the best interests of the Fund’s shareholders.

Please help your fellow fund shareholders by calling us today at 1-888-628-1041. We need to hear from you before December 18th. This call will not take long. Thank you in advance for your assistance with this matter.

Sincerely,

Brian S. Shlissel

President

JPMorgan Trust II

This communication relates to an investment you own in JPMorgan Large Cap Growth Fund. More information on the Fund can be found at J.P. Morgan Asset Management’s Investment Strategy’s website: https://am.jpmorgan.com/us/en/asset-management/adv/funds/

LC-JPM-NOBO

277 Park Avenue

New York, NY 10172

IMPORTANT MESSAGE FROM THE PRESIDENT, JPMorgan Funds

November 26, 2024

Dear Valued Shareholder:

I still need your help. You are among one of the largest investors in the JPMorgan Large Cap Growth Fund who has not yet responded to our outreach. We have been trying to contact you about an important matter related to the business of the Fund and we very much need your assistance.

We cannot proceed with this important change for the Fund without the required shareholder response, this is the reason for following up with you.

Shareholders are being asked to vote on a proposal to change the Fund from a “diversified company” to a “non-diversified company” by eliminating the restrictive fundamental investment policy (the “Proposal”). The Fund’s Board of Trustees of the Trust has reviewed and approved the Proposal and determined that the Proposal is in the best interests of the Fund’s shareholders.

Please help your fellow fund shareholders by calling us today at 1-866-342-2676. We need to hear from you before December 18th. This call will not take long. Thank you in advance for your assistance with this matter.

Sincerely,

Brian S. Shlissel

President

JPMorgan Trust II

This communication relates to an investment you own in JPMorgan Large Cap Growth Fund. More information on the Fund can be found at J.P. Morgan Asset Management’s Investment Strategy’s website: https://am.jpmorgan.com/us/en/asset-management/adv/funds/

LC-JPM-OBO